Exhibit 32.2

CERTIFICATE OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002

Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18 United States Code

The undersigned, being the Principal Financial Officer of Enbridge Energy Management, L.L.C. (“Enbridge Management”), hereby certifies that Enbridge Management’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, (the “Annual Report”), filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), as amended, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Enbridge Management.

Date: February 18, 2010

By:	/S/ MARK A. MAKI
Mark A. Maki
Vice President—Finance (Principal Financial Officer)